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                                                                    EXHIBIT 10.5


                              FEDERAL STOCK CHARTER
                     UNITED SAVINGS ASSOCIATION OF TEXAS FSB
                                 HOUSTON, TEXAS

         Section 1. Corporate Title. The full corporate title of the savings bank is United Savings Association of Texas FSB.

         Section 2. Office. The home office shall be located in Houston, Texas.

         Section 3. Duration. The duration of the savings bank is perpetual.

         Section 4. Purpose and Powers. The purpose of the savings bank is to pursue any or all of the lawful objectives of a Federal savings bank chartered under section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Federal Home Loan Bank Board ("Board"). In addition, the savings bank may make any investment and engage